Exhibit 99.1

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE!

▼  TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ON2 TECHNOLOGIES, INC.

On2 Technologies, Inc.

Special Meeting of Stockholders

[                    ] 2009

P R O X Y

The undersigned stockholder(s) of On2 Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Proxy Statement/Prospectus, dated [                    ], 2009, and hereby appoints Tim Reusing and Wayne Boomer, and each of them, Proxies and Attorneys-in-Fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of stockholders of On2 Technologies, Inc. to be held at [                            ], Clifton Park, NY 12065 on [                    ] [        ], local time, and at any adjournment thereof, and to vote all shares of On2 Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters described in this proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN FAVOR OF (i) ADOPTION OF THE MERGER AGREEMENT AND (ii) THE ADJOURNMENT OF THE ON2 SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.

(Continued and to be signed on other side)

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of On2 Technologies, Inc.

Common Stock for the 2009 Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free at 1-866-239-6853 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1344.)

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/ONT and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or internet 24 hours a day, seven days a week. If you are voting by telephone or via the internet, your voting instructions must be received prior to the time the vote is taken at the special meeting. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the envelope provided to: On2 Technologies, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10126-2375.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark your ☒

vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To adopt the Agreement and Plan of Merger, by and among Google Inc., Oxide Inc. and On2 Technologies, Inc., dated as of August 4, 2009 (the “Merger Agreement”)	FOR AGAINST ABSTAIN ☐ ☐ ☐

2.      To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

FOR AGAINST ABSTAIN ☐ ☐ ☐
Date: , 2009

Signature

Signature (if held jointly)

Title(s), if any

This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.

Please mark, sign and date your proxy card and return it promptly in the enclosed envelope.